UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 16, 2009

HUNTINGTON BANCSHARES INCORPORATED
(Exact name of registrant as specified in its charter)

Maryland	1-34073	31-0724920
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Huntington Center 41 South High Street Columbus, Ohio	43287
(Address of principal executive Office)	(Zip Code)

Registrant’s telephone number, including area code (614) 480-8300

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

     On September 17, 2009, Huntington Bancshares Incorporated (the “Company”) issued a press release announcing that it has commenced a public offering of $350 million of its common shares. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

     The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 8.01. Other Events.

     On September 16, 2009, the Company completed its discretionary equity issuance program, pursuant to which the Company issued approximately 35.7 million shares of its common stock, par value $0.01 per share (“Common Stock”), resulting in gross proceeds of approximately $150 million.

     Shares of Common Stock issued under the program were sold pursuant to an Equity Distribution Agreement (the “Agreement”), dated September 9, 2009, with Goldman, Sachs & Co. Further details regarding the terms of the Agreement are set forth in the Company’s Current Report on Form 8-K that was filed with the Securities and Exchange Commission (the “Commission”) on September 9, 2009, which is incorporated herein by reference.

     Shares of Common Stock sold pursuant to the Agreement were issued pursuant to a prospectus supplement filed with the Commission on September 9, 2009.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.
Exhibit No.	Description
Exhibit 99.1	Press release, dated September 17, 2009.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTINGTON BANCSHARES INCORPORATED

Date: September 17, 2009	By: /s/ Richard A. Cheap
Name: Richard A. Cheap Title: General Counsel and Secretary

EXHIBIT INDEX
Exhibit No.	Description
Exhibit 99.1	Press release, dated September 17, 2009.